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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                INTRALINKS, INC.

     FIRST.  The name of the corporation is IntraLinks, Inc.
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     SECOND.  The address of the registered office of the corporation in the
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State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle,
19805-1297; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD.  The nature of the business or purposes to be conducted or promoted
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is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.  The total number of shares of all classes of capital stock which
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the corporation shall have authority to issue is Forty-Three Million
(43,000,000) shares, comprised of Forty-Two Million (42,000,000) shares of Common Stock with a par value of $0.01 per share (the "Common Stock") and One Million (1,000,000) shares of Preferred Stock with a par value of $0.01 per share (the "Preferred Stock").

     A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

A.  Preferred Stock
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          The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, including any certificate of designations for a series of Preferred Stock, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

          The board of directors is expressly authorized, subject to the limitations prescribed by law and the provisions of this Amended and Restated Certificate of Incorporation, to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, each with such designations, preferences, voting powers (or no voting
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powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the board of directors to create such series, and a certificate of designations setting forth a copy of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the board of directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize an increase or decrease in such number of shares and the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;
(iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of such holder is required pursuant to the terms of any Preferred Stock designation.

B.  Common Stock
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1.  Relative Rights of Preferred Stock and Common Stock.  All preferences,
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voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

2.  Voting Rights.  Except as otherwise required by law or this Amended and
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Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation; provided, however, that,
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except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of

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designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

3.  Dividends.  Subject to the preferential rights of the Preferred Stock, the
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holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

4.  Dissolution, Liquidation or Winding Up.  In the event of any dissolution,
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liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, including any certificate of designations for a series of Preferred Stock, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

C.  Stockholder Action.
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          Stockholders may only take action at a duly called annual or special meeting.  Action may not be taken by written consent in lieu of a meeting.

     FIFTH  The name and the mailing address of the incorporator is as follows:
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          Shari A. Seibert
          Werbel McMillin & Carnelutti
          711 Fifth Avenue
          New York, New York 10022

     SIXTH.  The corporation is to have perpetual existence.
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     SEVENTH.   In furtherance and not in limitation of the powers conferred by
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the laws of the State of Delaware:

          (a) The number of directors which shall constitute the whole board of Directors of this corporation shall be determined in accordance with the bylaws of the corporation.

          (b) Nomination of candidates for election to the board of directors shall be made as provided in the bylaws of the corporation.

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          (c)     The Board of Directors should be divided into three classes:
Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected, provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 2001; each initial director in Class II shall hold office until the annual meeting of stockholders in 2002; and each initial director in Class III shall hold office until the annual meeting of stockholders in 2003. Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

          (d) Directors may be removed only for cause by the affirmative vote of at least a majority of the outstanding shares of capital stock entitled to vote in an election of directors.

          (e) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (f) The provisions set forth in this Article 7 may not be amended or repealed in any respect without (i) the affirmative vote of not less than 75 percent of the Board of Directors; or (ii) the affirmative vote of not less than 80 percent of the outstanding shares of capital stock of the corporation entitled to vote in an election of directors.

       EIGHTH.  Whenever a compromise or arrangement is proposed between this
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corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or classes of creditors, and/or of the stockholders or classes of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by

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the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

       NINTH.  A director of this corporation shall not be personally liable to
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the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of repeal or modification.

       TENTH.  The corporation shall, to the fullest extent permitted by Section
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145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, judgments, fines, amounts paid in settlement or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under any by-laws, agreements, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       ELEVENTH.  The corporation reserves the right to amend or repeal any
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provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.


       TWELFTH.    In furtherance and not in limitation of the powers conferred
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by statute, the By-laws of the corporation may be made, altered, amended or repealed by the stockholders of the corporation or by a majority of the entire Board of Directors of the corporation.

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IntraLinks, Inc.

By:
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    James P. Dougherty,
    President and Chief Executive Officer



ATTEST:


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Stephen M. Davis
Secretary

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